SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 19, 2015

BANK OF THE JAMES FINANCIAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Virginia	001-35402	20-0500300
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

828 Main Street, Lynchburg, VA	24504
(Address of principal executive offices)	(Zip Code)

(434) 846-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

(a) On May 19, 2015, Bank of the James Financial Group, Inc. (the “Company”) held its Annual Meeting of Shareholders for which the Board of Directors solicited proxies.

(b) As of March 24, 2015 the record date for the determination of the shareholders entitled to notice of, and vote at the Annual Meeting, there were 3,371,616 shares of common stock outstanding and eligible to vote. 2,511,561 shares, or approximately 74.49% of the outstanding shares, were represented at the meeting in person or by proxy.

At the Annual Meeting, the shareholders of the Company voted on the following matters as described in the Proxy Statement dated April 10, 2015:

Proposal No.1. The Company’s shareholders elected four Group Three directors to serve on the Board of Directors for a three year term to expire at the Company’s 2018 annual meeting of shareholders, as set forth below:

Name	Votes For	Withheld	Broker Non-Votes
Lewis C. Addison	1,565,843	4,519	941,199
John R. Alford, Jr.	1,565,699	4,663	941,199
William C. Bryant III	1,542,891	27,471	941,199
J. Todd Scruggs	1,544,084	26,278	941,199

Proposal No. 2. The Company’s shareholders ratified the appointment of Yount, Hyde & Barbour, P.C., of Winchester, Virginia, as the Company’s independent registered public accounting firm for the year ending December 31, 2015, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,122,289	3,211	455	0

Proposal No. 3. The Company’s shareholders adopted a non-binding, advisory resolution approving the 2014 compensation of the Company’s named executive officers as disclosed in the proxy statement pursuant to the compensation disclosure rules of the SEC, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,066,359	10,798	107,599	941,199

The voting results for each proposal are the final voting results.

(c) Not applicable

(d) Not applicable.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired - Not Applicable

(b) Pro Forma Financial Information - Not Applicable

(c) Shell Company Transactions - Not Applicable

(d) Exhibits - Not Applicable

SIGNATURE

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 8, 2015	BANK OF THE JAMES FINANCIAL GROUP, INC.

	By	/s/ J. Todd Scruggs
J. Todd Scruggs Secretary-Treasurer

3